EXHIBIT 31.4

CERTIFICATION

I, Alfred J. Dilmore, certify that:

1.        I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of RAIT Financial Trust;

2.        Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:        April 30, 2019

By:	/s/ Alfred J. Dilmore
Name: Alfred J. Dilmore.
Title: Chief Financial Officer, Treasurer and
Chief Accounting Officer
(Principal Financial Officer)